Exhibit 99.1

Pentair and Tyco Flow Control Announce Pricing of

$900 Million of Tyco Flow Control Senior Notes

MINNEAPOLIS, Minnesota & SCHAFFHAUSEN, Switzerland, — September 10, 2012 —

Pentair, Inc. (NYSE: PNR) (“Pentair”) and Tyco Flow Control International Ltd. (“Flow Control”) announced that Tyco Flow Control International Finance S.A., which will be a wholly-owned subsidiary of Flow Control (“Flow TIFSA”), priced $350 million of 1.875% senior notes due 2017 (the “2017 Notes”) and $550 million of 3.150% senior notes due 2022 (the “2022 Notes”, and together with the 2017 Notes, the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The 2017 Notes were priced at 99.835% and the 2022 Notes were priced at 99.687%. The notes will be unsecured and will be guaranteed as to payment by Flow Control. The offering is expected to close on September 24, 2012.

Flow TIFSA intends to use the proceeds from the offering to loan sufficient funds to Pentair to enable it to redeem $500 million of its senior unsecured notes following the completion of the planned merger (the “Merger”) of Pentair with a wholly-owned, indirect subsidiary of Flow Control following the planned spin-off (the “Spin-off”) of Flow Control from its parent company, Tyco International Ltd. (“Tyco”). Flow TIFSA also intends to make a cash payment to Tyco to repay certain intercompany obligations entered into in connection with the Spin-off and the Merger. The proceeds of the offering will be placed into escrow accounts pending completion of the Spin-off and Merger.

The notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT PENTAIR

Pentair is a global diversified industrial company headquartered in Minneapolis, Minnesota. Pentair Water and Fluid Solutions is a leading provider of innovative water and fluid processing products and solutions used in a wide range of applications. Pentair Technical Products is a leading provider of products that enclose and protect some of the world’s most sensitive electronics and electrical equipment, ensuring their safe, secure and reliable performance.

ABOUT FLOW CONTROL

Flow Control is a leading global manufacturer of flow control products. The company designs, sells and services highly engineered valves and controls for the energy markets, general process industries, mining and water markets. The company’s activities also include the design, installation and service of heat management systems for the energy and general process industries, as well as water transmission pipelines and other water/wastewater products.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release may contain certain statements about Pentair and Flow Control that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of Pentair and Flow Control (as the case may be) and are subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Merger and other risks related to the completion of the Merger and actions related thereto; Pentair’s and Flow Control’s ability to complete the Merger on anticipated terms and schedule, including the ability to obtain shareholder or regulatory approvals of the Merger and related transactions; risks relating to any unforeseen liabilities of Pentair or Flow Control; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Pentair’s or Flow Control’s operations; Pentair’s and Flow Control’s ability to integrate successfully after the Merger and achieve anticipated synergies; the effects of government regulation on Pentair’s or Flow Control’s businesses; the risk that disruptions from the transaction will harm Pentair’s or Flow Control’s business; Pentair’s and Flow Control’s objectives, expectations and intentions generally; and other factors detailed in Pentair’s and Flow Control’s reports filed with the U.S. Securities and Exchange Commission, including Pentair’s Annual Reports on Form 10-K and Flow Control’s Registration Statement on Form S-1, as amended, under the caption “Risk Factors”. Forward-looking statements included herein are made as of the date hereof, and none of Pentair or Flow Control undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

PENTAIR CONTACTS:

Jim Lucas

Vice President, Investor Relations

Tel.: (763) 656-5575

E-mail: jim.lucas@pentair.com

Betsy Day

Manager, Corporate Communications

Tel.: 763-656-5537

Email: betsy.day@pentair.com

FLOW CONTROL CONTACTS

For Investors:

Antonella Franzen

Vice President, Investor Relations

Tel: (609)-720-4665

Joe Longo

Director, Investor Relations

Tel: (609)-720-4545

For Media:

Paul Fitzhenry

Vice President, Communications

Tel: (609-720-4261)

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